Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2020 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.175 PER SHARE

ARLINGTON, Texas (Business Wire) - January 27, 2020
Fiscal 2020 First Quarter Highlights - comparisons to the prior year quarter

•	Net income per diluted share increased 53% to $1.16

•	Net income attributable to D.R. Horton increased 50% to $431.3 million

•	Consolidated revenues increased 14% to $4.0 billion

•	Consolidated pre-tax income increased 39% to $523.3 million

•	Consolidated pre-tax margin increased 230 basis points to 13.0%

•	Homes closed increased 13% in both homes and value to 12,959 homes and $3.9 billion

•	Net sales orders increased 19% to 13,126 homes and 22% in value to $3.9 billion

•	Repurchased 3.0 million shares of common stock for $163.1 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its first fiscal quarter ended December 31, 2019 increased 53% to $1.16 per diluted share compared to $0.76 per diluted share in the same quarter of fiscal 2019. Net income attributable to D.R. Horton in the first quarter of fiscal 2020 increased 50% to $431.3 million compared to $287.2 million in the same quarter of fiscal 2019. The current quarter results include a tax benefit of $32.9 million related to federal energy efficient homes tax credits that were retroactively reinstated during the quarter.

Homebuilding revenue for the first quarter of fiscal 2020 increased 14% to $3.9 billion from $3.4 billion in the same quarter of fiscal 2019. Homes closed in the quarter increased 13% to 12,959 homes compared to 11,500 homes closed in the same quarter of fiscal 2019.

Net sales orders for the first quarter ended December 31, 2019 increased 19% to 13,126 homes and 22% in value to $3.9 billion compared to 11,042 homes and $3.2 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2020 was 20% compared to 24% in the prior year quarter.

The Company had 30,200 homes in inventory at December 31, 2019, and its homebuilding land and lot portfolio totaled 319,000 lots, of which 39% were owned and 61% were controlled through land purchase contracts.

The Company's return on equity (ROE) was 18.2% for the trailing twelve months ended December 31, 2019, and homebuilding return on inventory (ROI) was 18.7% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months ended December 31, 2019 divided by average stockholders' equity. Average stockholders' equity in the ROE calculation is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months ended December 31, 2019 divided by average inventory. Average inventory in the ROI calculation is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the first quarter with $1.2 billion of homebuilding unrestricted cash and a homebuilding debt to total capital ratio of 19.5%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered strong results in the first fiscal quarter of 2020, highlighted by EPS increasing 53% to $1.16 per diluted share. Our consolidated pre-tax income in the first quarter increased 39% to $523.3 million on a 14% increase in revenues to $4.0 billion. Our pre-tax profit margin improved 230 basis points to 13.0%, and the value of our net sales orders increased 22%. These results reflect our experienced operational teams, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

“We continue to see good demand and a limited supply of homes at affordable prices across our markets, and economic fundamentals and financing availability remain solid. With 30,200 homes in inventory at the end of December, we are well-positioned for the spring selling season and the remainder of fiscal 2020.

“Our continued strategic focus is to grow our revenues and profits and consolidate market share, while generating strong annual operating cash flows and returns. Our balance sheet strength, liquidity and earnings growth provide us with significant financial flexibility, and we plan to maintain our disciplined, opportunistic approach to investing capital to enhance the long-term value of our company.”

Dividends
During the first quarter of fiscal 2020, the Company paid cash dividends of $64.6 million. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.175 per common share that is payable on February 24, 2020 to stockholders of record on February 10, 2020.

Share Repurchases
The Company repurchased 3.0 million shares of common stock for $163.1 million during the first quarter of fiscal 2020. The Company’s remaining stock repurchase authorization at December 31, 2019 was $732.6 million. The authorization has no expiration date.

Guidance
The Company is updating its fiscal 2020 guidance as follows:

•	Consolidated revenues of $18.5 billion to $19.1 billion compared to prior guidance of $18.5 billion to $19.0 billion

•	Homes closed in the range of 60,000 homes and 61,500 homes compared to prior guidance of 60,000 homes and 61,000 homes

•	Income tax rate between 23% and 24% for the second, third and fourth quarters of fiscal 2020

The Company reaffirms its previously issued fiscal 2020 guidance for other metrics including:

•	Cash flow from homebuilding operations in excess of $1.0 billion

•	Outstanding share count at end of fiscal 2020 down approximately 2% from end of fiscal 2019

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 51 markets and 20 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the first quarter ended December 31, 2019, Forestar sold 2,422 lots and generated $247.2 million of revenue compared to 518 lots and $38.5 million of revenue in the prior year period. These results are included in the Company’s segment information following the consolidated financials.

DHI Communities
DHI Communities, a wholly-owned D.R. Horton subsidiary, is a multi-family rental company that has four projects under active construction and one project that was substantially complete at December 31, 2019. During the first quarter of fiscal 2020, DHI Communities sold its third multi-family rental project for $61.5 million and recorded a gain on the sale of $31.2 million which is included in the consolidated statement of operations for the three months ended December 31, 2019. At December 31, 2019 and September 30, 2019, the consolidated balance sheets included $209.8 million and $204.0 million, respectively, of assets owned by DHI Communities.

Conference Call and Webcast Details
The Company will host a conference call today (Monday, January 27) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 90 markets in 29 states across the United States and closed 58,434 homes in the twelve-month period ended December 31, 2019. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that with 30,200 homes in inventory at the end of December, we are well-positioned for the spring selling season and the remainder of fiscal 2020; that our continued strategic focus is to grow our revenues and profits and consolidate market share, while generating strong annual operating cash flows and returns; and that our balance sheet strength, liquidity and earnings growth provide us with significant financial flexibility, and we plan to maintain our disciplined, opportunistic approach to investing capital to enhance the long-term value of our company. The forward-looking statements also include all metrics in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, which is filed with the Securities and Exchange Commission (SEC).

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2019	September 30, 2019
	(In millions)
ASSETS
Cash and cash equivalents	$1,583.3	$1,494.3
Restricted cash	12.6	19.7
Total cash, cash equivalents and restricted cash	1,595.9	1,514.0
Inventories:
Construction in progress and finished homes	5,580.1	5,245.0
Residential land and lots — developed, under development, held for development and held for sale	6,319.1	6,037.0
Total inventory	11,899.2	11,282.0
Mortgage loans held for sale	1,025.1	1,072.0
Deferred income taxes, net of valuation allowance of $18.3 million and $18.7 million at December 31, 2019 and September 30, 2019, respectively	154.1	163.1
Property and equipment, net	563.4	499.2
Other assets	921.7	912.8
Goodwill	163.5	163.5
Total assets	$16,322.9	$15,606.6
LIABILITIES
Accounts payable	$659.3	$634.0
Accrued expenses and other liabilities	1,377.4	1,278.1
Notes payable	3,783.3	3,399.4
Total liabilities	5,820.0	5,311.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 393,014,557 shares issued and 366,273,190 shares outstanding at December 31, 2019 and 392,172,821 shares issued and 368,431,454 shares outstanding at September 30, 2019	3.9	3.9
Additional paid-in capital	3,182.0	3,179.1
Retained earnings	8,006.8	7,640.1
Treasury stock, 26,741,367 shares and 23,741,367 shares at December 31, 2019 and September 30, 2019, respectively, at cost	(965.3)	(802.2)
Stockholders’ equity	10,227.4	10,020.9
Noncontrolling interests	275.5	274.2
Total equity	10,502.9	10,295.1
Total liabilities and equity	$16,322.9	$15,606.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
	(In millions, except per share data)
Revenues	$4,020.7	$3,519.0
Cost of sales	3,084.2	2,751.1
Selling, general and administrative expense	455.8	402.8
Gain on sale of assets	(31.1)	(2.0)
Other (income) expense	(11.5)	(8.6)
Income before income taxes	523.3	375.7
Income tax expense	90.8	89.0
Net income	432.5	286.7
Net income (loss) attributable to noncontrolling interests	1.2	(0.5)
Net income attributable to D.R. Horton, Inc.	$431.3	$287.2

Basic net income per common share attributable to D.R. Horton, Inc.	$1.17	$0.77
Weighted average number of common shares	368.3	375.1

Diluted net income per common share attributable to D.R. Horton, Inc.	$1.16	$0.76
Adjusted weighted average number of common shares	373.4	380.1

Other Consolidated Financial Data
Interest charged to cost of sales	$25.7	$25.6
Depreciation and amortization	$19.0	$16.9
Interest incurred	$37.7	$31.7

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2019	2018
	(In millions)
OPERATING ACTIVITIES
Net income	$432.5	$286.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19.0	16.9
Amortization of discounts and fees	3.1	2.6
Stock-based compensation expense	16.6	18.1
Equity in earnings of unconsolidated entities	(0.5)	(0.6)
Distributions of earnings of unconsolidated entities	—	0.5
Deferred income taxes	7.2	3.9
Inventory and land option charges	3.8	8.0
Gain on sale of assets	(31.1)	(2.0)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(334.8)	(500.3)
Increase in residential land and lots – developed, under development, held for development and held for sale	(373.1)	(435.9)
Decrease (increase) in other assets	2.0	(34.0)
Net decrease in mortgage loans held for sale	46.9	174.2
Increase in accounts payable, accrued expenses and other liabilities	94.6	88.8
Net cash used in operating activities	(113.8)	(373.1)
INVESTING ACTIVITIES
Expenditures for property and equipment	(21.6)	(20.2)
Proceeds from sale of assets	62.8	10.4
Expenditures related to rental properties	(59.6)	(11.4)
Return of investment in unconsolidated entities	1.9	4.4
Net principal increase of other mortgage loans and real estate owned	(0.6)	(0.6)
Payments related to business acquisitions	(0.7)	(293.0)
Net cash used in investing activities	(17.8)	(310.4)
FINANCING ACTIVITIES
Proceeds from notes payable	495.7	578.3
Repayment of notes payable	—	(276.1)
Payments on mortgage repurchase facility, net	(38.6)	(163.8)
Proceeds from stock associated with certain employee benefit plans	4.1	8.6
Cash paid for shares withheld for taxes	(17.3)	(4.1)
Cash dividends paid	(64.6)	(56.0)
Repurchases of common stock	(163.1)	(140.6)
Distributions to noncontrolling interests, net	(0.4)	(0.5)
Other financing activities	(2.3)	—
Net cash provided by (used in) financing activities	213.5	(54.2)
Net increase (decrease) in cash, cash equivalents and restricted cash	81.9	(737.7)
Cash, cash equivalents and restricted cash at beginning of period	1,514.0	1,506.0
Cash, cash equivalents and restricted cash at end of period	$1,595.9	$768.3

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	December 31, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,152.9	$373.3	$37.5	$19.6	$—	$—	$1,583.3
Restricted cash	6.6	—	5.9	0.1	—	—	12.6
Inventories:
Construction in progress and finished homes	5,603.3	—	—	—	(23.2)	—	5,580.1
Residential land and lots — developed, under development, held for development and held for sale	5,282.3	1,066.8	—	—	(32.1)	2.1	6,319.1
	10,885.6	1,066.8	—	—	(55.3)	2.1	11,899.2
Mortgage loans held for sale	—	—	1,025.1	—	—	—	1,025.1
Deferred income taxes, net	140.1	11.8	—	—	8.2	(6.0)	154.1
Property and equipment, net	292.8	0.9	3.1	267.6	(1.0)	—	563.4
Other assets	864.4	27.1	59.7	46.1	(86.1)	10.5	921.7
Goodwill	134.3	—	—	—	—	29.2	163.5
	$13,476.7	$1,479.9	$1,131.3	$333.4	$(134.2)	$35.8	$16,322.9
Liabilities
Accounts payable	$624.7	$19.8	$1.4	$13.4	$—	$—	$659.3
Accrued expenses and other liabilities	1,240.6	172.4	62.3	9.7	(94.5)	(13.1)	1,377.4
Notes payable	2,470.0	462.1	850.2	—	—	1.0	3,783.3
	$4,335.3	$654.3	$913.9	$23.1	$(94.5)	$(12.1)	$5,820.0

	September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,043.0	$382.8	$43.4	$25.1	$—	$—	$1,494.3
Restricted cash	8.0	—	11.6	0.1	—	—	19.7
Inventories:
Construction in progress and finished homes	5,249.0	—	—	—	(4.0)	—	5,245.0
Residential land and lots — developed, under development, held for development and held for sale	5,036.6	1,028.9	—	—	(31.4)	2.9	6,037.0
	10,285.6	1,028.9	—	—	(35.4)	2.9	11,282.0
Mortgage loans held for sale	—	—	1,072.0	—	—	—	1,072.0
Deferred income taxes, net	146.4	17.4	—	—	5.1	(5.8)	163.1
Property and equipment, net	272.4	2.4	3.2	221.2	—	—	499.2
Other assets	826.2	24.2	68.3	71.5	(88.5)	11.1	912.8
Goodwill	134.3	—	—	—	—	29.2	163.5
	$12,715.9	$1,455.7	$1,198.5	$317.9	$(118.8)	$37.4	$15,606.6
Liabilities
Accounts payable	$598.6	$16.8	$7.0	$11.6	$—	$—	$634.0
Accrued expenses and other liabilities	1,152.5	169.5	53.0	9.3	(93.6)	(12.6)	1,278.1
Notes payable	2,047.6	460.5	888.9	—	—	2.4	3,399.4
	$3,798.7	$646.8	$948.9	$20.9	$(93.6)	$(10.2)	$5,311.5
________________________________________________________

(1)	Amounts are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$3,863.3	$—	$—	$—	$—	$—	$3,863.3
Land/lot sales and other	19.7	247.2	—	8.8	(221.2)	—	54.5
Financial services	—	—	102.9	—	—	—	102.9
	3,883.0	247.2	102.9	8.8	(221.2)	—	4,020.7
Cost of sales
Home sales (5)	3,051.6	—	—	—	(6.7)	—	3,044.9
Land/lot sales and other	13.3	216.3	—	—	(193.4)	(0.7)	35.5
Inventory and land option charges	3.5	0.3	—	—	—	—	3.8
	3,068.4	216.6	—	—	(200.1)	(0.7)	3,084.2
Selling, general and administrative expense	358.4	10.5	77.9	8.8	—	0.2	455.8
Loss (gain) on sale of assets	—	0.1	—	(31.2)	—	—	(31.1)
Other (income) expense	(5.4)	(2.2)	(5.5)	1.6	—	—	(11.5)
Income before income taxes	$461.6	$22.2	$30.5	$29.6	$(21.1)	$0.5	$523.3
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(178.4)	$(11.7)	$83.5	$3.9	$(11.1)	$—	$(113.8)

	Three Months Ended December 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$3,410.6	$—	$—	$—	$—	$—	$3,410.6
Land/lot sales and other	6.7	38.5	—	6.9	(29.0)	—	23.1
Financial services	—	—	85.3	—	—	—	85.3
	3,417.3	38.5	85.3	6.9	(29.0)	—	3,519.0
Cost of sales
Home sales	2,729.2	—	—	—	(1.1)	—	2,728.1
Land/lot sales and other	5.1	30.7	—	—	(24.4)	3.6	15.0
Inventory and land option charges	8.0	—	—	—	—	—	8.0
	2,742.3	30.7	—	—	(25.5)	3.6	2,751.1
Selling, general and administrative expense	324.7	5.7	65.6	6.7	—	0.1	402.8
Gain on sale of assets	(2.0)	(0.9)	—	—	—	0.9	(2.0)
Other (income) expense	(2.0)	(1.9)	(3.9)	(0.8)	—	—	(8.6)
Income before income taxes	$354.3	$4.9	$23.6	$1.0	$(3.5)	$(4.6)	$375.7
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(396.8)	$(164.1)	$193.8	$(1.6)	$—	$(4.4)	$(373.1)

_________________

(1)	Results are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

(5)
Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
($s in millions)

NET SALES ORDERS
	Three Months Ended December 31,
	2019		2018
	Homes	Value	Homes	Value
East	1,841	$546.8	1,570	$444.9
Midwest	714	255.4	532	196.9
Southeast	4,374	1,191.8	3,616	963.3
South Central	3,775	964.2	3,395	855.8
Southwest	667	199.7	530	134.9
West	1,755	791.9	1,399	629.4
	13,126	$3,949.8	11,042	$3,225.2

HOMES CLOSED
	Three Months Ended December 31,
	2019		2018
	Homes	Value	Homes	Value
East	1,798	$520.4	1,558	$445.9
Midwest	813	282.2	671	244.7
Southeast	4,231	1,149.3	3,783	1,013.4
South Central	3,780	958.0	3,478	872.4
Southwest	663	196.0	561	143.6
West	1,674	757.4	1,449	690.6
	12,959	$3,863.3	11,500	$3,410.6

SALES ORDER BACKLOG
	As of December 31,
	2019		2018
	Homes	Value	Homes	Value
East	1,959	$602.5	1,915	$569.0
Midwest	964	337.8	893	302.9
Southeast	4,420	1,262.0	4,054	1,122.1
South Central	4,161	1,090.2	4,409	1,135.2
Southwest	819	245.4	897	242.9
West	1,457	688.7	1,397	664.2
	13,780	$4,226.6	13,565	$4,036.3

HOMES IN INVENTORY
	As of December 31,
	2019	2018
East	4,200	4,500
Midwest	2,300	2,300
Southeast	9,300	9,600
South Central	9,000	9,200
Southwest	1,400	1,700
West	4,000	4,500
	30,200	31,800